Code of Business Conduct and Ethics for

Directors, Officers and Employees

of

Quest Energy GP, LLC,

Quest Energy Partners, L.P.

and

Subsidiaries

as adopted by

the Board of Directors of

Quest Energy GP, LLC

on December 19, 2007

and amended on

March 4, 2008

This Code sets forth specific corporate policies governing the conduct of the business of Quest Energy Partners (the “Partnership”), Quest Energy GP, LLC (the “GP”) and each of their subsidiaries (collectively, the “Company” or “we”, “our” or “us”) and the ethical standards that each Director, Officer, Employee and agent (collectively, “Employees” or “you” or “your”) of the Company should adhere to while acting on behalf of the Company. These policies were developed and are intended to be applied in good faith with reasonable business judgment to enable us to achieve our operating and financial goals within the framework of the law and the ethical standards set forth in this Code. We have designed these policies using reasonable business judgment to deter wrongdoing and promote:

A.        Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

B.        Full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission (“SEC”) and in other public communications made by us;

C.	Compliance with applicable governmental laws, rules and regulations;

D.        The prompt internal reporting to an appropriate person or persons identified in this Code of violations of this Code; and

E.	Accountability for adherence to this Code.

Our reputation for honesty, integrity and fair dealing with our customers, others we do business with, our Employees and the communities in which we operate is our most important asset. Accordingly, we require that you act in a manner consistent with the letter and intent of this Code and the underlying policies. Conduct which is not in strict compliance with these policies will be viewed as acting outside the scope of your employment or agency and will be subject to disciplinary action, including demotion or termination of employment. Failure to comply with the legal requirements referenced in this Code can also subject you and the Company to criminal and civil penalties, money damages and regulatory sanctions. Accordingly, each of you is expected to become familiar with these policies and to affirm your agreement to comply with these policies by signing the Compliance Certificate that appears at the end of this Code. You are also expected to oversee compliance with this Code by other Employees under your supervision.

I.	ADMINISTRATION OF THIS CODE

The Audit Committee of the GP’s Board of Directors is responsible for setting the standards contained in this Code and updating these standards as it deems appropriate to reflect changes in the legal and regulatory framework applicable to the Company, the business practices within the Company’s industry, as well as the Company’s own business practices, and the prevailing ethical standards of the communities in which the Company operates.

David Grose shall be the Company’s initial Chief Compliance Officer (the “Chief Compliance Officer”). The Chief Compliance Officer reports to the Audit Committee and is initially responsible for providing interpretive guidance in applying these policies to specific situations and for generally overseeing implementation and enforcement of the policies set forth in this Code, including providing interpretive guidance in applying the legal compliance policies listed below regarding specific situations and for generally overseeing implementation and enforcement of the legal compliance policies set forth in this Code. The Chief Executive Officer (“CEO”) and other members of senior management will also lend their full support to the efforts of the Audit Committee and the Chief Compliance Officer in this regard, as well as leading by example.

The Company recognizes that rapid changes in business and its regulatory framework constantly pose new ethical and legal considerations. No set of guidelines, therefore, should be considered the absolute last word concerning ethical and legal issues under all circumstances. We encourage you to consult with the Chief Compliance Officer or the Audit Committee if there is any doubt as to the proper course of action under this Code. (See “Reporting Violations of the Code” in Section XVII hereof). The Audit Committee is presently comprised of Gary Pittman and Mark Stansberry.

We are committed to an open and constructive environment in which compliance with this Code and the Company’s best interests are paramount. A shared willingness to raise ethical concerns in good faith is essential to such an environment. We are confident each of you shares our sense of determination in this regard.

II.	LEGAL COMPLIANCE

A.        Generally. It is the policy of the Company to fully comply with, and to require its Employees to fully comply with, all laws, rules, regulations, orders, directives and judgments of governmental agencies or authorities, courts and administrative bodies (collectively referred to herein as “Laws”) that are applicable to the business of the Company. Each of you is required to become familiar with and comply with both the letter of, and the spirit of, all such Laws that are applicable to the business of the Company and which govern your area of involvement with, and responsibility for, the business of the Company. You are not authorized by the Company to take any action, or to fail to take any action, which would constitute a violation of Law. Whenever you have any question or doubt as to the applicability or interpretation of any particular Law, or how to comply with any particular Law, you should contact the Chief Compliance Officer for advice. If the Chief Compliance Officer is not sure how to answer your question, he or she will contact the Company’s outside legal counsel for guidance.

It is not practically feasible to describe in this Code all the Laws that are applicable to the business of the Company. If a Law conflicts with a policy in this Code, you must comply with the Law. For a comprehensive review of the Laws applicable to the business of the Company, you should contact the Chief Compliance Officer or the Company’s outside legal counsel.

A survey of some of the more important legal obligations to which the Company is fully committed to observing are to:

•	comply with federal, state and local laws and regulations requiring permits for the drilling of wells, maintaining bonding requirements in order to drill or operate wells and regulating the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled, the plugging and abandoning of wells and the disposal of fluids used and produced in connection with its operations;

•

comply with federal, state and local conservation laws and regulations regarding proration units, the density of wells that may be drilled, the unitization or pooling of oil and gas properties, and maximum rates of production from oil and gas wells, which generally limit the venting or flaring of gas and impose certain requirements regarding the ratability of production;

•

comply with all applicable federal, state and local environmental laws and regulations that, among other things, regulate the discharge or disposal of materials or substances into the environment and otherwise are intended to protect the environment;

•

provide accurate, full, fair, timely and understandable disclosure, in all material respects, concerning the Company and its business and financial performance in reports and documents that the Company files with, or submits to, the SEC as well as in other public communications by the Company, in each case in compliance with all applicable federal and state securities laws, Generally Accepted Accounting Principles (“GAAP”) and, to the extent applicable, rules of the Financial Industry Regulatory Authority (“FINRA”);

•

prohibit trading in the Partnership’s securities while in possession of material, nonpublic information concerning the Partnership, or making selective disclosure of such information, in violation of the Partnership’s Statement of Insider Trading Policy for Employees and Agents or the Partnership’s more comprehensive Statement of Insider Trading Policy for Officers, Directors and Certain Employees, which describes the nature of material, nonpublic information and the related restrictions on prohibited trading and selective disclosure and which are deemed to be part of this Code;

•

promote a workplace that treats all Employees with dignity and respect, and that is free from discrimination or harassment based on race, color, religion, sex, national origin, age or other factors that violate applicable law and are unrelated to the Company’s business interests;

•	maintain a safe and healthy work environment;
•	support fair competition and laws prohibiting restraints of trade and other unfair trade practices;
•	keep the political activities of the Company’s Employees separate from the Company’s business; and

•	prohibit any illegal payments to any governmental officials or political party representatives of any country.

In the event that the Company, or any Employee of the Company, has violated any Law applicable to the business of the Company, it is the policy of the Company to give government investigators the full measure of assistance to which they are entitled, consistent with the safeguards which the Law has established for the benefit of persons under investigation. Therefore, if any government investigator or agency contacts an Employee and requests information or access to the Company’s books, records or facilities, such Employee shall immediately inform the Company’s Chief Compliance Officer of the request.

The Executive Officers of the Company are expected to comply with all applicable laws and regulations (excluding traffic violations or other minor offenses). Any disagreements or other situations between an Executive Officer and a tax or other regulatory authority should be handled to the extent possible in a manner that speeds resolution and reduces the possibility of public disclosure. Any disagreement that has the potential for reaching the lien or related dispute stage should be promptly reported to the Board of Directors of the Company.

III.	STANDARDS OF CONDUCT

Unless affirmatively waived as provided in Section XIX below, each Employee shall observe the following standards of conduct:

A.        Employees shall exercise honesty, objectivity, and diligence and act ethically in the performance of their duties and responsibilities. Employees shall be ever mindful of their obligation to maintain the highest standards of competence, honesty, integrity and dignity.

B.        Employees shall exhibit loyalty in all matters pertaining to the affairs of the Company. However, Employees shall not knowingly be a party to any Fraud or other illegal or improper activity whether or not it is intended to benefit the Company. The term “Fraud” for purposes of this Code includes, but is not limited to, embezzlement, criminal fraud, taking of property through deceit or artifice, misappropriation and other irregularities including such things as any dishonest act, defalcation, forgery or alteration of negotiable instruments such as Company checks and drafts, misappropriation of Company or customer assets, conversion to personal use of cash, securities, supplies or any other Company asset, unauthorized handling or reporting of Company transactions, and falsification of Company records or financial statements for personal or other reasons. The above list is not all-inclusive but intended to be representative of situations involving Fraud. Fraud may be perpetrated not only by Company Employees, but by agents and other outside parties as well. All such situations require specific action by the Company to prevent any such fraudulent act.

C.        Employees shall not knowingly engage in acts or activities which are discreditable to the Company’s reputation or best interests.

D.        Employees shall refrain from entering into any activity that is in conflict with, or would reasonably appear to be in conflict with, the interest of the Company or which would prejudice their ability to exercise independent judgment in carrying out their duties and responsibilities or devote undivided loyalty to the Company. Such activities may include, without limitation, investments in suppliers, customers or competing companies (except insubstantial securities investments in publicly traded companies), outside employment which would affect working efficiency, and direct or indirect ownership of property or tangible items which may be sold or leased to the Company. Such conflicts of interest are addressed more fully in Section V below.

E.        Employees shall not accept anything of value from an employee, customer, supplier, or business associate of the Company which would impair, or reasonably appear to impair, their independent judgment or ability to act solely in the best interest of the Company.

F.        Employees shall be prudent in the use of information acquired in the course of their duties. They shall not use confidential information for any personal gain nor in any manner which would be contrary to law or detrimental to the best interests of the Company.

G.        Employees, when reporting on the results of their work, shall reveal all material facts known to them which, if not revealed, could either distort reports of operations or conceal unlawful practices.

H.        Employees shall continually strive for improvement in the proficiency, effectiveness and quality of their service to the Company.

I.         The integrity of the Company’s accounting and financial records is based on the validity, accuracy and completeness of basic information supporting entries to the Company’s books of account. All Employees involved in creating, processing or recording such information are held responsible for its integrity and are responsible for full, accurate, fair, timely and understandable disclosure in the periodic reports required to be filed by the Company derived, directly or indirectly, from such records and information.

J.         Every accounting or financial entry should reflect exactly that which is described by the supporting information. Employees must not conceal information from the Company’s Directors, Officers and independent auditors.

K.        Employees who become aware of a possible omission, falsification or inaccuracy of accounting or financial entries or basic data supporting such entries, shall report such information to the Chief Compliance Officer, their supervisor or the Audit Committee as described in this Code.

L.        All Employees are encouraged to take part in public matters of their individual choice which are consistent with the Company’s reputation and best interests. The Company may, to the extent legally permissible, support committees aimed at encouraging political contributions by individuals.

M.       In dealing with public officials and private business associates, the Company will utilize only ethical commercial practices. The Company and its Employees will not seek to influence sales of its products or services (or other events impacting on the Company) by payments of bribes, kickbacks or other questionable inducements. Payments or commitments (whether cast in the form of commissions, payment or fees for goods or services received, or otherwise) made with the understanding or under circumstances that would indicate that all or part thereof is to be paid (directly or indirectly) to a public official or employee to induce that individual to fail to perform his or her duties, to perform them in an incorrect manner, or to cause any privilege or favor toward the Company or its business are strictly prohibited.

N.        While the Company may hire individuals who have knowledge and experience in various technical areas, it is not the Company’s intent to employ such persons as a means of gaining access to the trade secrets of others. New Employees will not be asked to divulge such trade secrets. Similarly, we require that Employees not make unauthorized disclosure of our trade secrets, either during their employment or thereafter.

O.        All Employees will, as periodically required by the Partnership, attend training, which may be provided in an on-line format, that focuses on the Company’s Corporate Governance Guidelines and this Code, and facilitates awareness of an Employee’s responsibility to report any violations or incipient violations of this Code.

IV.	SPECIAL OBLIGATIONS FOR EMPLOYEES WITH FINANCIAL REPORTING OBLIGATIONS

The CEO and all senior financial officers, including the Chief Financial Officer and principal accounting officer (collectively, the “Financial Employees”), are subject to the following additional specific policies:

A.        The Financial Employees are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Partnership with the SEC. Accordingly, it is the responsibility of each Financial Employee to bring to the attention of the Audit Committee any material information to which he or she may become aware that affects the disclosures made by the Partnership in its public filings or otherwise assist the Audit Committee in fulfilling its responsibilities as specified in the GP’s Audit Committee Financial Matters Compliance Policy (the “Audit Committee Compliance Policy”).

B.        The Financial Employees shall promptly bring to the Audit Committee’s attention any information he or she may have concerning (1) significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data or (2) any fraud, whether or not material, that involves the management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.

C.        The Financial Employees shall promptly bring to the attention of the Chief Compliance Officer or the CEO and to the Audit Committee any information he or she may have concerning (1) any violation of this Code, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls and (2) evidence of a material violation of the securities or other Laws and the operation of its business, by the Company or any agent thereof.

Violations of this Section IV will be subject to disciplinary action, including demotion or termination of employment.

V.	CONFLICT OF INTEREST

A.        Appearance of Conflict. No Employee may engage in any activity, make any investment, or have any interest or association, that creates, or reasonably appears to create, a conflict between the personal interests of the Employee and the interests of the Company, or otherwise interferes with the ability of the Employee to devote undivided loyalty to the Company or exercise independent judgment in carrying out the Employee’s duties and responsibilities to the Company. This requirement applies equally to business relationships as well as personal activities. Employees have a duty of undivided loyalty to the Company to advance its legitimate best interests.

B.        Private Interests. You must avoid situations where your private interests, or the private interests of members of your family, conflict with the interests of the Company. You should not have any business or financial relationship with customers, suppliers or competitors that could influence, or reasonably appear to influence, you in carrying out your responsibilities and duties to the Company. You should also not acquire any interests or participate in any activities that would deprive the Company of the time or attention required to perform your duties and responsibilities properly, or create a distraction that would affect your independent judgment or ability to act solely in the Company’s best interest. Employees are required to ethically handle actual or apparent conflicts of interest between personal and professional relationships in accordance with this Code.

C.        Conflicts of Interest Between the GP and the Partnership. Section 7.9 of the Partnership’s First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) governs the resolution of conflicts of interest that may arise as a result of the relationships between the GP or any of its affiliates, on the one hand, and the Partnership, the Partnership’s subsidiaries or any partner, on the other hand. The Partnership Agreement also permits certain conduct or activities that otherwise would be considered a conflict of interest. Such conduct or activities are not restricted by this Code. The Partnership Agreement also contains provisions restricting the fiduciary duties owed by the GP to the Partnership’s limited partners. This Code is neither violated nor are the provisions hereof waived explicitly or implicitly to the extent the Partnership Agreement contains provisions that waive or consent to the conduct of the GP and its affiliates that might otherwise raise issues with compliance with fiduciary duties, conflicts of interest or applicable Law.

D.        Examples. It is not possible to describe in this Code all those activities, investments, or associations that create, or appear to create, a conflict between the personal interests of an Employee and the interests of the Company, or otherwise interfere with the ability of the Employee to exercise independent judgment in carrying out the Employee’s duties and responsibilities to the Company. If there is any possibility that a particular activity, investment, or association could create, or reasonably appear to create, such a conflict of interest, or otherwise interfere with an Employee’s independent judgment, the Employee shall consult with the Chief Compliance Officer or the Audit Committee to assess whether such a conflict of interest, or interference with independent judgment is created thereby. Examples of activities, investments, and associations that may require an Employee to consult with, and obtain the advance approval of the Chief Compliance Officer or the Audit Committee, include, but are not limited to:

1.         Making an investment in any supplier, customer, or competitor of the Company (except for an insubstantial investment in the publicly traded securities of the same);

2.         Acceptance by an Employee, or any person with whom the Employee has a familial or close personal relationship, of anything of value, including gifts and entertainment, from any supplier, customer, or other person with whom the Company does business, which would impair, or reasonably appear to impair, their independent judgment or ability to act solely in the Company’s best interest or that, if publicly revealed, would cause the Company embarrassment or invite a misperception by others;

3.         Employing, in any capacity, any supplier, customer, accountant, or competitor of the Company;

4.         Direct or indirect owning property or intangible items which may be sold or leased to the Company;

5.         Any employment that would deprive the Company of the time or attention required to perform an Employee’s duties and responsibilities properly, or create a distraction that would affect an Employee’s independent judgment or ability to act solely in the Company’s best interest;

6.         Engaging in any significant business transaction involving the Company for personal profit or gain;

7.         Serving as a director, officer, employee or agent of any competitor of the Company;

8.         Taking part in any activity that enhances or supports a competitor’s position; or

9.         Engaging in any significant business transaction on behalf of the Company with any person with whom the Employee has a familial or close personal relationship.

VI.	CORPORATE OPPORTUNITY - CORPORATE ASSETS.

A.        Corporate Opportunities. It shall constitute a violation of this Code, and no Employee may:

1.   Use Company property, information or his or her position in the Company for his or her own personal gain or benefit.

2.   Use Company property, information or his or her position in the Company to learn of a business opportunity and either take such business opportunity for himself or herself or a member of his or her family, or disclose such business opportunity to any third party, without first having offered the business opportunity to the Board of Directors of the GP with a majority of the independent and disinterested members of the Board of Directors declining to pursue such business opportunity.

3.	Compete with the Company, except as authorized by the Audit Committee.

B.        Use and Protection of Corporate Assets. It shall constitute a violation of this Code, and no Employee may:

1.   Take, use or divert Company property, equipment or services for any purpose other than to advance the business purposes and best interests of the Company, except as authorized by the Audit Committee or a majority of the independent and disinterested members of the Board of Directors. The unauthorized use or removal of property or equipment belonging to the Company is theft and will be treated as such.

2.   Fail to maintain accurate and complete records regarding the disposition of Company property (other than supplies used in connection with the performance of such Employee’s duties), including cash.

3.   Sell, transfer, convey, loan, donate, or otherwise dispose of Company property, except as authorized by the Audit Committee or a majority of the independent and disinterested members of the Board of Directors.

VII.	ENTERTAINMENT, GIFTS AND PAYMENTS

The Company considers that, in the interests of avoiding even the appearance of impropriety, Employees may not furnish on behalf of the Company expensive gifts or provide excessive entertainment or benefits to other persons. See also Sections III(E), V(D)(2), IX and XIII. Employees may not solicit gifts, gratuities, tickets or entertainment from auditors, suppliers or customers regardless of their value.

VIII.	PROTECTING CONFIDENTIAL INFORMATION AND PRIVACY

A.        Generally. During the course of an Employee’s employment with the Company, an Employee may obtain certain confidential information of the Company, or the suppliers and customers of the Company, not generally known to the public. Confidential information includes (1) information marked “Confidential,” “Private,” “For Internal Use Only,” or similar legends, (2) technical, scientific or geological information relating to current and future acquisitions of mineral interests, drilling activities or other products, services or research, (3) business or marketing plans or financial projections, (4) earnings and other internal financial data, (5) personnel information, (6) supply and customer lists, and (7) other nonpublic information that, if disclosed, might be of use to the Company’s competitors, or harmful to the Company or its suppliers, customers or other business partners (collectively, the “Confidential Information”). In many cases, the Company receives such Confidential Information pursuant to a written agreement that sets forth the rights of the Company and its Employees to use such information, and the duties of the Company and its Employees to protect such information. Improper and unauthorized disclosure of Confidential Information may irreparably harm the Company, its suppliers or its customers.

B.        Principles Regarding the Use and Protection of Confidential Information. Employees shall use and protect the Confidential Information of the Company, and its suppliers and customers consistent with the following principles:

1.   Employees shall only use and disclose Confidential Information consistent with Laws, any agreements to which the Company is a party, and the best interests of the Company.

2.   No Employee shall use or disclose Confidential Information for their own personal gain or the gain of their family members.

3.   The Confidential Information of the Company may only be used and disclosed to advance the business interests of the Company.

4.   Employees shall disclose Confidential Information to other Employees of the Company only on a need to know basis and shall not disclose Confidential Information to any other person, except as required by Law, or as authorized by your supervisor or appropriate Officers of the Company.

5.   To avoid inadvertent disclosure of Confidential Information, Employees shall not discuss Confidential Information with or in the presence of any unauthorized persons, including family members and friends.

6.   An Employee who leaves the employ of the Company must return all Confidential Information in his or her possession or control to the Company, and shall remain obligated to use and protect the Confidential Information of the Company, and its suppliers and customers consistent with the principles set forth in this Code.

IX.	COMPETITION AND FAIR DEALING

The Company is committed to promoting the values of honesty, integrity and fairness in the conduct of its business and sustaining a work environment that fosters mutual respect, openness and individual integrity. The Company seeks to outperform its competition fairly and honestly. Employees are expected to deal honestly and fairly with the Company’s customers, suppliers, competitors and other third parties. To this end, Employees shall not:

•	make false or misleading statements to customers, suppliers or other third parties;
•	make false or misleading statements about competitors;
•	steal proprietary information, possess trade secret information that was obtained without the owner’s consent, or induce such disclosures by past or present employees of other companies;

•	solicit or accept any fee, commission or other compensation for referring customers to third-party vendors;
•

offer, give, provide or accept a gift or entertainment unless such gift or entertainment (i) is not a cash gift, (ii) is consistent with customary business practices, (iii) is not excessive in value, (iv) cannot be construed as a bribe or payoff and (v) does not violate any Laws; or

•

otherwise take unfair advantage of the Company’s customers or suppliers, or other third parties, through manipulation, concealment, abuse of privileged information or any other intentional unfair-dealing practice.

X.	SEC AND OTHER PUBLIC DISCLOSURE

The Company is dedicated to complying fully with the applicable federal and state securities laws, including reporting requirements, and to ensuring that information contained in its public communications and its publicly filed financial statements and periodic reports is accurate, complete, fair and understandable, in all material respects.

The Company’s books and records will reflect, in an accurate, complete, fair and timely manner, the transactions and disposition of assets of the Company. All funds and assets will be properly recorded and disclosed. Employees may not use the books and records to mislead those who receive them, or to conceal anything that is improper (e.g., secret funds). Those responsible for the accounting and record-keeping functions must be vigilant in ensuring that the Company’s funds or assets are not used for any unlawful or improper purpose. Employees are required to promote accurate, complete, fair, timely, and understandable disclosure, in all material respects, in the periodic reports required to be filed by us and in all public communications.

Accordingly, the Company is committed to providing an environment which is receptive to receiving and effectively dealing with complaints regarding its accounting, internal accounting controls, or auditing matters and maintaining the confidentiality of Employees who submit such concerns regarding questionable accounting or auditing matters.

Under the Audit Committee Compliance Policy, the Audit Committee maintains an “open door” approach to receive, retain and handle complaints and notification regarding the Company’s accounting, internal accounting controls, auditing matters and other reportable offenses as described in that Policy. We encourage the prompt reporting of such complaints or concerns so that rapid and constructive action can be taken. The Policy provides a means for submitting complaints or concerns on an anonymous basis. Attention is also directed to Section XVII of this Code. The Company strictly prohibits retaliation against any person who provides a report under this Code.

XI.	IMPROPER INFLUENCE OVER AUDITORS

The Company recognizes the importance of preventing improper influence on the conduct of auditors. Accordingly, the Company prohibits any Employee from taking any action, or failing to take any action, to fraudulently influence, coerce, manipulate, or mislead any of our auditors during their review or audit of our financial statements, and related books and records, for the purpose of rendering the financial statements false or materially misleading. Such conduct is prohibited even if it does not succeed in affecting the auditors’ review or audit. Improper influence would include, but is not limited to, directly or indirectly:

A.        Offering or paying bribes or other financial incentives, including offering future employment or contracts for non-audit services.

B.        Providing an auditor with inaccurate or misleading accounting, financial or legal analysis, records or information.

C.        Threatening to cancel or canceling existing non-audit or audit engagements if the auditor objects to the proposed accounting.

D.        Seeking to have a partner removed from the audit engagement because the partner objects to the proposed accounting.

E.	Blackmailing.
F.	Making physical threats.
XII.	INTERNAL CONTROL OVER FINANCIAL REPORTING AND DISCLOSURE CONTROLS AND PROCEDURES

The Company shall maintain disclosure controls and procedures and internal control over financial reporting which collectively ensure that the information required to be disclosed by the Partnership in its periodic reports and current reports (“Exchange Act Reports”) filed by the Partnership under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is:

•	Recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms; and
•	Accumulated and communicated to management, including the CEO and Chief Financial Officer, to allow timely decisions regarding required disclosure.

The Company shall maintain a system of internal control over financial reporting to ensure reliability and adequacy of its books and records and proper recording of all transactions including dispositions of assets. The Company has established guidelines and procedures related to the keeping of books and records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets. The Company guidelines and procedures are intended to prevent the Company’s records from being misleading or concealing anything that is improper.

Employees must strictly comply with the disclosure controls and procedures and internal control over financial reporting and must be vigilant in ensuring that the Company’s funds or assets are not used for any unlawful or improper purpose. Employees may only enter into transactions which are executed in accordance with the Company’s specific authorization or established formalized policies and procedures. Employees must not allow any transaction to be recorded in the accounts of the Company unless it is within the scope of written policies and procedures or is specifically and formally approved by an appropriate and designated employee. Such approval requires the determination that the transaction:

•	has been authorized in accordance with Company policy, and
•	is supported by documentary evidence to verify the validity of the transaction.

All transactions that have been accounted for in accordance with Company policy will be accumulated and processed in a manner which will permit preparation of financial statements, reports and data for purposes of internal, public and regulatory reporting. Such statements, reports and data must be in a form sufficient to reflect accurately and fairly the results of transactions entered into by the Company and to permit proper accountability for assets.

The implementation and maintenance of disclosure controls and procedures and internal control over financial reporting that are adequate in all respects to satisfy the requirements of the Company, applicable law and GAAP will be the primary responsibility of the Chief Financial Officer. Compliance with the provisions and requirements of these controls and procedures will be tested and evaluated by the Company on a regular basis. Any failures regarding these controls or procedures should be reported to Chief Financial Officer or the Chief Compliance Officer, so that deficiencies can be corrected and assurance of compliance can be maintained.

XIII.	IMPROPER INFLUENCE OR PAYMENTS; POLITICAL CONTRIBUTIONS

In dealing with public officials and private business associates, the Company will utilize only ethical commercial practices. Improper influence over regulators, auditors, suppliers or customers through accepting or giving bribes, kickbacks or other payoffs and other questionable inducements is illegal, unethical and dishonest. Accordingly, the Company strictly prohibits Employees from using such schemes to influence its business activities or legal compliance responsibilities (or other events impacting on the Company).

The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country.

Without prior approval of the Chief Compliance Officer, Employees may not directly or indirectly offer, solicit, provide or accept any kind of payments, commitments (whether cast in the form of commissions, payments, fees or goods or services received or otherwise) or contribution of a significant value (other than salary, wages or other ordinary compensation from the Company) for the purpose of:

•	influencing customers, suppliers or governmental entities, including their officers or employees to cause any privilege or favor toward the Company or its business;

•	obtaining, giving or keeping business;
•	persuading any officials or employees for another company to fail to perform or improperly perform their duties; or
•	influencing legislation or regulations.

The Company policy does not prohibit expenditures by Employees for meals and entertainment of suppliers and customers which are ordinary and customary business expenses, if they are otherwise lawful. The lawful expenditures incurred in this way should be properly accounted for in an expense report. Employees may not use the Company’s funds, goods or services as contributions for political parties, candidates or campaigns, unless previously authorized in writing by the Company.

XIV.	RECORD RETENTION AND DESTRUCTION; GOVERNMENT INVESTIGATIONS.

A.        Generally. The Company’s corporate and partnership records are important assets. The Company is required by Law and its business needs to follow certain specific requirements in managing Company records, including certain requirements regarding the retention and destruction of certain records. Records include paper documents, CDs, computer hard disks, e-mail, floppy disks, microfiche, microfilm and all other media, and all other records Employees produce, whether in hard copy or electronic form, and informal records such as desk calendars and personal notes regarding company matters. The Company and its Employees may be subject to certain civil and criminal penalties for failure to comply with these requirements. From time to time the Company may establish retention or destruction policies and schedules for specific categories of records in order to ensure legal compliance, and also to accomplish other objectives, such as preserving intellectual property and cost management.

Each Employee must fully comply with any such published records retention or destruction policies and schedules with the important exceptions described below. If an Employee has reason to believe, or the Company informs an Employee (such as through a legal hold described in the next subsection), that Company records are relevant to pending or anticipated litigation or a governmental proceeding or investigation, then the Employee must preserve those records until the Company’s legal counsel determines that the records are no longer needed. This exception to any record destruction policy supersedes any previously or subsequently established destruction schedule for those records. If an Employee has reason to believe that the exception to any record destruction policy may apply, or has any question regarding the possible applicability of such exception, the Employee should contact the Company’s legal counsel or Chief Compliance Officer for advice.

B.        Legal Hold on Records. A legal hold suspends all record destruction policies and schedules in order to preserve appropriate records under special circumstances, such as pending or anticipated litigation or government proceedings or investigations. The Company’s legal counsel will determine and identify what types of Company records are required to be placed under a legal hold. Every Company Employee must comply with this policy. The Company’s legal counsel will notify each Employee if a legal hold is placed on records for which that

Employee is responsible. Such Employee must then preserve and protect the necessary records in accordance with instructions from the Company’s legal counsel. RECORDS OR SUPPORTING DOCUMENTS THAT HAVE BEEN PLACED UNDER A LEGAL HOLD MUST NOT BE DESTROYED, ALTERED OR MODIFIED UNDER ANY CIRCUMSTANCES. A legal hold remains effective until it is officially released in writing by the Company’s legal counsel. If an Employee is unsure whether a record has been placed under a legal hold, the Employee should preserve and protect that document and then contact the Company’s legal counsel or Chief Compliance Officer for advice.

XV.	SOFTWARE LICENSING

It is the policy of the Company to acquire and use computer software in compliance with all Laws and software license agreements. Most software licenses prohibit copying except for backup purposes. Federal copyright law imposes monetary and criminal sanctions for illegal software use, including illegal copying. All software used on the Company’s computer systems must be lawfully acquired, and must not be copied for illegal purposes. Records verifying a software purchase and copies of the applicable software license should be kept so long as such software remains installed on any Company computer, regardless of whether it is actually used. Personal software should not be installed on the Company’s computer systems without prior approval by the Company.

XVI.	USE OF CORPORATE TELEPHONES, COMPUTERS AND EMAIL - PRIVACY

The Company furnishes Employees with the equipment, including computers and telephones, necessary to efficiently and effectively perform their jobs. All such equipment remains the sole and exclusive property of the Company. Employees must care for that equipment and use it responsibly and primarily for Company business purposes in a legal, ethical and appropriate manner. If Company equipment is used at your home or off site, Employees must take precautions to protect it from theft or damage. Employees must immediately return all such equipment to the Company upon cessation of employment. Employees or other persons using Company equipment should not maintain any expectation of privacy with respect to information transmitted over, received by or stored in any electronic communications device owned, leased or operated in whole or in part by or on behalf of the Company. To the maximum extent permitted by applicable Law, the Company retains the right to gain access to any information received by, transmitted by or stored in any such electronic communications device, by and through its Employees or other persons, at any time, either with or without the Employee’s or third party’s knowledge, consent or approval, and all such information is the property of the Company.

XVII.	REPORTING VIOLATIONS OF THE CODE

A.        Obligation of Employees to Report Violations. Each Employee of the Company shall conform his or her conduct with the requirements of this Code. Each Employee of the Company is also required to assist the Chief Compliance Officer and the Audit Committee in monitoring compliance with this Code by the Company and fellow Employees. Whenever an Employee has information regarding any possible violation of this Code that has taken place, is taking place, or is anticipated to take place, the Employee shall promptly report that information consistent with this Code.

Procedures for Reporting Violations. Whenever an Employee has information regarding any possible violation or incipient violation of this Code, the Employee should first consider bringing such information to his or her immediate supervisor, the Chief Financial Officer or the CEO. Management is responsible for maintaining a workplace environment that encourages and solicits frank and open communication regarding compliance with this Code. However, if an Employee does not feel comfortable bringing such information to management, or if the possible violation of this Code involves the activities of management, the Employee may report the information to the Chief Compliance Officer or the Audit Committee. The Audit Committee encourages Employees who report information to management, the Chief Compliance Officer or the Audit Committee to identify themselves when making such a report in order to facilitate the investigation of the possible violations of this Code by the Chief Compliance Officer, the Audit Committee or others as appropriate. The Chief Compliance Officer and the Audit Committee will use every reasonable effort in order to protect the confidentiality of the identities of Employees reporting information to the Chief Compliance Officer or the Audit Committee. However, an Employee may also report information directly and confidentially to the Audit Committee on an anonymous basis, by:

1.	Calling the ethics hotline maintained by the Partnership at ___________.

2.         Submitting the information to the Chairman of the Audit Committee in writing at 8110 Georgetown Pike, McLean, Virginia 22102, or by email at gpittman@earthlink.net.

3.         Submitting the information to the Company’s Chief Compliance Officer by email at dgrose@qrcp.net.

Employees desiring to report via e-mail who want to ensure their confidentiality should (i) set up an account with a third-party provider, and (ii) inform that third-party provider that the account holder information is confidential and should not be disclosed to anyone. This Policy prohibits anyone from the Company from attempting to determine the owner of such account.

B.        Cooperation With Investigations of Violations. Each Employee is obligated to fully cooperate with investigations of possible violations of this Code by management, the Chief Compliance Officer or the Audit Committee. Any Employee who has information relevant to an investigation of possible violations of this Code must not discuss or disclose such information to any person not authorized by the Chief Compliance Officer or the Audit Committee, except as may be required by law or for the purpose of obtaining legal advice.

XVIII.	EMPLOYMENT-AT-WILL

Unless there is a specific and personal written employment agreement between the Company, signed by an authorized officer of the Company and the Employee, the Employee is free to leave the employment of the Company and the Company may terminate the employment of the Employee at any time for any or no reason. The Company’s policy is to be an employment-at-will employer. Nothing contained in this Code or in other publications of the Company is intended by the Company to be, nor shall it be construed as, an employment agreement or contract of employment. As some states have laws governing the employment-at-will relationship, contacting the Human Resources Department prior to discharging any Employee can help ensure the legality of these involuntary separations.

XIX.	WAIVERS OF THE CODE OF BUSINESS CONDUCT AND ETHICS

No provision of this Code may be waived for a member of the GP’s Board of Directors, an Executive Officer, or a senior financial or accounting officer of the GP, except upon the written approval of the Audit Committee. Any such waiver of any provision of this Code for categories of persons specified in SEC rulemaking under Section 406 of the Sarbanes-Oxley Act of 2002 or applicable FINRA rules must be promptly publicly disclosed to the Company’s securityholders.

The provisions of this Code may be waived for persons who are not Directors, Executive Officers, or senior financial or accounting officers by the Chief Compliance Officer.

XX.	DISSEMINATION; DISTRIBUTION; CERTIFICATION; AND BACKGROUND CHECKS

This Code will be posted on our website and notice of this Code will be physically posted at each Company office and facility in the appropriate locations. This Code and any amendments or waivers thereto will also be disseminated by the Company as and to the extent required by the applicable rules of the SEC and FINRA.

At commencement of employment, and on an annual basis thereafter, all Employees will be provided with a copy of this Code and will be required to execute the attached Compliance Certificate. In addition, all Employees will promptly report any facts that would cause their prior responses to no longer be accurate. The Chief Compliance Officer will promptly advise the Audit Committee of any changes in an Employee’s certification and will provide a summary to the Audit Committee of annual certifications.

The Audit Committee will review the annual certifications of each Executive Officer of the GP to determine that (a) the officer’s performance conforms with applicable law, (b) the GP’s Corporate Governance Guidelines and Code of Ethics are followed; (c) no activities of the officer present a conflict of interest; and (d) there has been a proper inclusion of officers providing the certifications.

Annual Background checks will be obtained by the Company for the Executive Officers of the Company. The Chief Compliance Officer will report to the Audit Committee any items listed thereon that appear to be a matter of concern.

COMPLIANCE CERTIFICATE

I have read and understand the Company’s Code of Business Conduct and Ethics (the “Code”). I will adhere in all respects to the ethical and business conduct standards described in the Code. I further confirm my understanding that any violation of the Code will subject me to appropriate disciplinary action, which may include demotion or discharge.

For the following items, please mark the appropriate box that corresponds to your answer. If you marked “No” for any item, provide a signed explanation of your answer and attach it to this Compliance Certificate.

Yes	No
☐	☐	All personal federal and state income tax returns have been timely filed and all taxes due thereon have been paid.
☐	☐	My performance conforms with applicable laws and regulations.
☐	☐	I am not involved, nor have I been involved over the period in question, in any activities that present a conflict of interest.
☐	☐	Neither I nor any of my family members hold another employment position or ownership of a business that would influence negatively my business judgment or behavior.
☐	☐

I have not received anything of value, including gifts, favors, entertainment or the like, from any supplier, customer, or other person with whom the Company does business, which would impair, or reasonably appear to impair, my independent judgment or ability to act solely in the Company’s best interest or that, if publicly revealed, would cause the Company embarrassment or invite a misperception by others.

☐	☐	I am otherwise in compliance with all of the provisions of the Code.

If any of my answers to the foregoing questions become inaccurate or incomplete or otherwise change, I will promptly notify the Company’s Chief Compliance Officer.

Date:
Name:
Title/Position:

Check one of the following:

☐ A Statement of Exceptions is attached.

☐ No Statement of Exceptions is attached.

Note: If you have any concerns or questions relating to the matters listed above, you may discuss these matters with the Company’s Chief Compliance Officer or on a confidential basis with legal counsel designated by the Company.